E x e c u t I o n   C o p y


            SEVENTEENTH AMENDMENT TO CREDIT AGREEMENT
            -----------------------------------------

          THIS SEVENTEENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of September 24, 1999, is by and between
 ---------
KAISER ALUMINUM & CHEMICAL CORPORATION, a Delaware corporation (the "Company"), KAISER ALUMINUM CORPORATION, a Delaware
      -------
corporation (the "Parent Guarantor"), the various financial
                  ----------------
institutions that are or may from time to time become parties to the Credit Agreement referred to below (collectively, the "Lenders" and, individually, a "Lender"), and Bank of America,
 -------                        ------
N.A. (successor to BankAmerica Business Credit, Inc., a Delaware corporation), as agent (in such capacity, together with its successors and assigns in such capacity, the "Agent") for the
                                              -----
Lenders. Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Credit Agreement, as amended hereby.

                       W I T N E S S E T H:

          WHEREAS, the Company, the Parent Guarantor, the Lenders and the Agent are parties to the Credit Agreement, dated as of February 15, 1994, as amended by the First Amendment to Credit Agreement, dated as of July 21, 1994, the Second Amendment to Credit Agreement, dated as of March 10, 1995, the Third Amendment to Credit Agreement and Acknowledgement, dated as of July 20, 1995, the Fourth Amendment to Credit Agreement, dated as of October 17, 1995, the Fifth Amendment to Credit Agreement, dated as of December 11, 1995, the Sixth Amendment to Credit Agreement, dated as of October 1, 1996, the Seventh Amendment to Credit Agreement, dated as of December 17, 1996, the Eighth Amendment to Credit Agreement, dated as of February 24, 1997, the Ninth Amendment to Credit Agreement and Acknowledgment, dated as of April 21, 1997, the Tenth Amendment to Credit Agreement and Assignment, dated as of June 25, 1997, the Eleventh Amendment to Credit Agreement and Limited Waivers, dated as of October 20, 1997, the Twelfth Amendment to Credit Agreement, dated as of January 13, 1998, the Thirteenth Amendment to Credit Agreement, dated as of July 20, 1998, the Fourteenth Amendment to Credit Agreement, dated as of December 11, 1998, the Fifteenth Amendment to Credit Agreement, dated as of February 23, 1999 and the Sixteenth Amendment to Credit Agreement, dated as of March 26, 1999 (the "Credit Agreement"); and
           -----------------

          WHEREAS, the parties hereto have agreed to amend the Credit Agreement as herein provided;
NOW, THEREFORE, the parties hereto agree as follows:

          Section 1.     Amendments to Credit Agreement.
                         ------------------------------

     1.1  Amendments to Article I:  Definitions and Accounting
          ----------------------------------------------------
Terms.
-----
          Subsection 1.1 of the Credit Agreement is hereby
          --------------
amended by amending the definition of "Minimum Net Worth"
                                       -----------------
contained therein to read in its entirety as follows:

          " Minimum Net Worth' means (a) for each Fiscal Quarter
            -----------------
of the Company ending on or prior to December 31, 1998
(commencing with the Fiscal Quarter ending September 30, 1996), $500,000,000 plus 50% of Net Income (but not loss) for each such Fiscal Quarter, (b) for the two Fiscal Quarters of the Company ending on March 31, 1999 and June 30, 1999, $600,000,000 plus 50%
of Net Income (but not loss) for each such Fiscal Quarter, and (c) for each Fiscal Quarter of the Company ending thereafter, $550,000,000 plus 50% of Net Income (but not loss) for each such Fiscal Quarter."

     1.2  Amendments to Article IX:  Covenants.
          ------------------------------------

          A.   Section 9.2.4(a) of the Credit Agreement is hereby
               ----------------
amended by deleting the proviso contained therein and substituting the following therefor:

          "provided that for purposes of this Section 9.2.4(a),
           --------                           ----------------
     the calculation of Net Worth shall exclude (i) the effect of any non-cash charges, up to an aggregate amount of $70,000,000, in respect of the Micromill project, including (without limitation) any write-down of Micromill project assets located at the Center for Technology in Pleasanton, California, and at the Micromill facility near Reno, Nevada,
     (ii) the net cumulative effect of any mark-to-market gains or losses incurred after December 31, 1998, up to an aggregate net amount of $50,000,000 of losses, on aluminum hedging agreements of the Company and its Subsidiaries that do not qualify for hedging treatment under GAAP, (iii) the effect of any non-cash charges, up to an aggregate amount of $30,000,000, in respect of the settlement of the Company's labor dispute with the United Steelworkers of America, and
     (iv) the net cumulative effect of any gains or losses, up to an aggregate net amount of $50,000,000 of losses, in respect of adjustments to the net cost basis of the assets of the Gramercy, Louisiana facility as a result of the explosion at such facility, all of the above adjustments to be reflected on the relevant Compliance Certificate."

          B.   Section 9.2.4(b) of the Credit Agreement is hereby
               ----------------
     amended to read in its entirety as follows:

          "(b) Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio (i) for the one Fiscal Quarter period ending March 31, 1996 to be less than 1.1 to 1.0, (ii) for the two Fiscal Quarter period ending June 30, 1996 to be less than 1.2 to 1.0, (iii) for the three Fiscal Quarter period ending September 30, 1996 to be less than 0.5 to 1.0, (iv) for the four Fiscal Quarter period ending December 31, 1996 to be less than 0.3 to 1.0, (v) for the one Fiscal Quarter period ending June 30, 1997 to be less than 0.2 to 1.0, (vi) for the two Fiscal Quarter period ending September 30, 1997 to be less than 0.4 to 1.0,
     (vii) for the three Fiscal Quarter period ending
     December 31, 1997 to be less than 0.6 to 1.0 and (viii) for the four Fiscal Quarter period ending on the last day of each of the Fiscal Quarters set forth below to be less than the correlative ratio indicated:

       Date                                      Ratio
       -----                                     -----

     First Fiscal Quarter of 1998                 0.80 to 1.00
     Second Fiscal Quarter of 1998                1.20 to 1.00
     Third Fiscal Quarter of 1998                 1.60 to 1.00
     Fourth Fiscal Quarter of 1998                1.10 to 1.00
     First Fiscal Quarter of 1999                 No Test
     Second Fiscal Quarter of 1999                No Test
     Third Fiscal Quarter of 1999                 No Test
     Fourth Fiscal Quarter of 1999                No Test
     First Fiscal Quarter of 2000                 0.50 to 1.00
     Second Fiscal Quarter of 2000                1.00 to 1.00
     Third Fiscal Quarter of 2000                 1.25 to 1.00
     Fourth Fiscal Quarter of 2000                1.50 to 1.00

     First Fiscal Quarter of 2001                 2.00 to 1.00
     Second Fiscal Quarter of 2001                2.00 to 1.00


     ; provided that for purposes of calculating the Interest
       --------
     Coverage Ratio under this Section 9.2.4(b), (i) EBITDA shall
                               ----------------
     exclude (A) the effect of any non-cash charges, up to an aggregate amount of $70,000,000, in respect of the Micromill project, including (without limitation) any write-down of Micromill project assets located at the Center for Technology in Pleasanton, California, and at the Micromill facility near Reno, Nevada, (B) the net cumulative effect of any mark-to-market gains or losses, for the relevant four Fiscal Quarter period, up to an aggregate net amount of $50,000,000 of losses, on aluminum hedging agreements of the Company and its Subsidiaries that do not qualify for hedging treatment under GAAP, (C) the effect of any non-cash charges, up to an aggregate amount of $30,000,000, in respect of the settlement of the Company's labor dispute with the United Steelworkers of America, and (D) the net cumulative effect of any gains or losses, up to an aggregate net amount of $50,000,000 of losses, in respect of adjustments to the net cost basis of the assets of the Gramercy, Louisiana facility as a result of the explosion at such facility, all of the above adjustments to be reflected on the relevant Compliance Certificate; and (ii) Adjusted Capital Expenditures shall not be subtracted from EBITDA."

          C.   Section 9.2.7 of the Credit Agreement is hereby
               -------------
amended by adding the following at the end of clause (b) thereof:

          "; provided, however, that for purposes of calculating
             --------  -------
     Adjusted Capital Expenditures for each Fiscal Year after the 1998 Fiscal Year, there shall be excluded all amounts spent by the Company or its Subsidiaries to reconstruct the Gramercy, Louisiana facility to the extent such amounts are covered by valid and collectible insurance from solvent insurers."

          D.   Section 9.2.18 of the Credit Agreement is hereby
               --------------
amended by (i) deleting the word "and" at the end of clause (vii) thereof; (ii) deleting the period at the end of clause (viii) thereof and substituting the phrase "; and" therefor, and (iii) adding the following as new clause (ix) thereof:

          "(ix)     the Company and its wholly-owned Subsidiaries
     may transfer the capital stock or other ownership interest of any of their respective wholly-owned Subsidiaries to the Company or any of its wholly-owned Subsidiaries; provided,
                                                      --------
     however, that (a) the capital stock or other ownership
     -------
     interest of an Obligor shall be transferred only to another Obligor, (b) the capital stock or other ownership interest of a Domestic Subsidiary of the Company shall be transferred only to the Company or another Domestic Subsidiary of the Company and (c) the capital stock or other ownership interest of a Subsidiary that is pledged to the Agent on behalf of the Lenders shall be transferred only to another Obligor."

          Section 2.     Conditions to Effectiveness.
                         ---------------------------

          This Amendment shall become effective as of the date hereof only when the following conditions shall have been satisfied and notice thereof shall have been given by the Agent to the Parent Guarantor, the Company and each Lender (the date of satisfaction of such conditions and the giving of such notice being referred to herein as the "Seventeenth Amendment Effective
                                 -------------------------------
Date"):
----

          A. The Agent shall have received for each Lender counterparts hereof duly executed on behalf of the Parent Guarantor, the Company, the Agent and the Required Lenders (or notice of the approval of this Amendment by the Required Lenders satisfactory to the Agent shall have been received by the Agent).

          B.   The Agent shall have received:

               (1) Resolutions of the Board of Directors or of the Executive Committee of the Board of Directors of the Company and the Parent Guarantor approving and authorizing the execution, delivery and performance of this Amendment, certified by their respective corporate secretaries or assistant secretaries as being in full force and effect without modification or amendment as of the date of execution hereof by the Company or the Parent Guarantor, as the case may be;

               (2) A signature and incumbency certificate of the officers of the Company and the Parent Guarantor executing this Amendment;

               (3) For each Lender, an opinion, addressed to the Agent and each Lender, from Kramer Levin Naftalis & Frankel LLP, in form and substance satisfactory to the Agent;

               (4) Such other information, approvals, opinions, documents or instruments as the Agent may reasonably request; and

               (5) For the pro rata benefit of the Lenders, a fee in the amount of $100,000.

          Section 3.     Company's Representations and
                         -----------------------------
Warranties.
----------

          In order to induce the Lenders and the Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Parent Guarantor and the Company represent and warrant to each Lender and the Agent that, as of the Seventeenth Amendment Effective Date, after giving effect to the effectiveness of this Amendment, the following statements are true and correct in all material respects:

          A.   Authorization of Agreements.  The execution and
               ---------------------------
delivery of this Amendment by the Company and the Parent Guarantor and the performance of the Credit Agreement as amended by this Amendment (the "Amended Agreement") by the Company and
                        -----------------
the Parent Guarantor are within such Obligor's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company and the Parent Guarantor, as the case may be.

          B.   No Conflict.  The execution and delivery by the
               -----------
Company and the Parent Guarantor of this Amendment and the performance by the Company and the Parent Guarantor of the Amended Agreement do not:

               (1)  contravene such Obligor's Organic Documents;

               (2) contravene the Senior Indenture, the New Senior Indenture, the Additional New Senior Indentures, or the Subordinated Indenture or contravene any other contractual restriction where such a contravention has a reasonable possibility of having a Materially Adverse Effect or contravene any law or governmental regulation or court decree or order binding on or affecting such Obligor or any of its Subsidiaries; or

               (3)  result in, or require the creation or
imposition of, any Lien on any of such Obligor's properties or any of the properties of any Subsidiary of such Obligor, other than pursuant to the Loan Documents.

          C.   Binding Obligation.  This Amendment has been duly
               ------------------
executed and delivered by the Company and the Parent Guarantor and this Amendment and the Amended Agreement constitute the legal, valid and binding obligations of the Company and the Parent Guarantor, enforceable against the Company and the Parent Guarantor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

          D.   Governmental Approval, Regulation, etc.  No
               ---------------------------------------
authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery or performance of this Amendment by the Company or the Parent
Guarantor.

          E.   Incorporation of Representations and Warranties
               -----------------------------------------------
from Credit Agreement.  Each of the statements set forth in
---------------------
Section 7.2.1 of the Credit Agreement is true and correct.
-------------

          Section 4.     Acknowledgement and Consent.
                         ---------------------------

          The Company is a party to the Company Collateral Documents, in each case as amended through the date hereof, pursuant to which the Company has created Liens in favor of the Agent on certain Collateral to secure the Obligations. The Parent Guarantor is a party to the Parent Collateral Documents, in each case as amended through the date hereof, pursuant to which the Parent Guarantor has created Liens in favor of the Agent on certain Collateral and pledged certain Collateral to the Agent to secure the Obligations of the Parent Guarantor. Certain Subsidiaries of the Company are parties to the Subsidiary Guaranty and/or one or more of the Subsidiary Collateral Documents, in each case as amended through the date hereof, pursuant to which such Subsidiaries have (i) guarantied the Obligations and/or (ii) created Liens in favor of the Agent on certain Collateral. The Company, the Parent Guarantor and such Subsidiaries are collectively referred to herein as the "Credit
                                                         ------
Support Parties", and the Company Collateral Documents, the
---------------
Parent Collateral Documents, the Subsidiary Guaranty and the Subsidiary Collateral Documents are collectively referred to herein as the "Credit Support Documents".
               ------------------------

          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement as amended by this Amendment and consents to the amendment of the Credit Agreement effected as of the date hereof pursuant to this Amendment.

          Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, the payment and performance of all obligations guaranteed or secured thereby, as the case may be.

          Each Credit Support Party (other than the Company and the Parent Guarantor) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

          Section 5.     Miscellaneous.
                         -------------

          A.   Reference to and Effect on the Credit Agreement
               -----------------------------------------------
and the Other Loan Documents.
----------------------------

               (1)  On and after the Seventeenth Amendment
Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

               (2)  Except as specifically amended by this
Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          B.   Applicable Law.  THIS AMENDMENT SHALL BE DEEMED TO
               --------------
BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE
STATE OF NEW YORK, WITHOUT GIVING EFFECT TO SUCH LAWS RELATING TO
CONFLICTS OF LAWS.

          C.   Headings.  The various headings of this Amendment
               --------
are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

          D.   Counterparts.  This Amendment may be executed by
               ------------
the parties hereto in several counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          E.   Severability.  Any provision of this Amendment
               ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provisions in any other jurisdiction.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

KAISER ALUMINUM CORPORATION        KAISER ALUMINUM & CHEMICAL
                                   CORPORATION

By: /s/Karen A. Twitchell          By: /s/Karen A. Twitchell
Name Printed:  Karen A. Twitchell  Name Printed: Karen A.
                                        Twitchell
Its:  Treasurer                    Its:  Treasurer


BANK OF AMERICA, N.A. (successor to  BANK OF AMERICA, N.A.
BankAmerica Business Credit, Inc.),  (successor to BankAmerica
as Agent                             Business Credit, Inc.)

By: /s/Michael J. Jasaitis         By: /s/Michael J. Jasaitis
Name: Michael J. Jasaitis          Name: Michael J. Jasaitis
Its: Vice President                Its: Vice President


BANK OF AMERICA, N.A. (formerly known   THE CIT GROUP/BUSINESS
as Bank of America National Trust and   CREDIT, INC.
Savings Association)

By: /s/Michael Balok               By: /s/Grant Weiss
Name Printed: Michael Balok        Name Printed: Grant Weiss
Its: Managing Director             Its: Assistant Vice President


CONGRESS FINANCIAL CORPORATION     HELLER FINANCIAL, INC.
(WESTERN)

By: /s/Kristine Metchikig          By: /s/Richard J. Halston
Name Printed: Kristine Metchikig   Name Printed: Richard J.
                                        Halston
Its: Vice President                Its: Assistant Vice President


LA SALLE BANK NATIONAL             TRANSAMERICA BUSINESS CREDIT
ASSOCIATION (formerly known as     CORPORATION
La Salle National Bank)

By: /s/Douglas C. Colleth          By: /s/Robert L. Heinz
Name Printed: Douglas C. Colleth   Name Printed: Robert L. Heinz
Its: First Vice President          Its: Senior Vice President



ABN AMRO BANK N.V.

By: /s/Jeffrey A. French
Name Printed: Jeffrey A. French
Its: Senior Vice President


By: /s/Corinna Fong
Name Printed: Corinna Fong
Its: Credit Officer

ACKNOWLEDGED AND AGREED TO:

AKRON HOLDING CORPORATION          KAISER ALUMINUM & CHEMICAL
                                   INVESTMENT, INC.
By: /s/Karen A. Twitchell          By: /s/Karen A. Twitchell
Name Printed: Karen A. Twitchell   Name Printed:  Karen A.
                                        Twitchell
Its:  Treasurer                    Its:  Treasurer


KAISER ALUMINUM PROPERTIES,        KAISER ALUMINUM TECHNICAL
INC.                               SERVICES, INC.
By: /s/Karen A. Twitchell          By: /s/Karen A. Twitchell
Name Printed:  Karen A. Twitchell  Name Printed:  Karen A.
                                        Twitchell
Its:  Treasurer                    Its:  Treasurer


OXNARD FORGE DIE COMPANY, INC.     KAISER ALUMINIUM
                                   INTERNATIONAL, INC.

By: /s/Karen A. Twitchell          By: /s/Karen A. Twitchell
Name Printed:  Karen A. Twitchell  Name Printed:  Karen A.
                                        Twitchell
Its:  Treasurer                    Its:  Treasurer


KAISER ALUMINA AUSTRALIA           KAISER FINANCE CORPORATION
CORPORATION
By: /s/Karen A. Twitchell          By: /s/Karen A. Twitchell
Name Printed:  Karen A. Twitchell  Name Printed:  Karen A.
                                        Twitchell
Its:  Treasurer                    Its:  Treasurer


ALPART JAMAICA INC.                KAISER JAMAICA CORPORATION

By: /s/Karen A. Twitchell          By: /s/Karen A. Twitchell
Name Printed:  Karen A. Twitchell  Name Printed:  Karen A.
                                        Twitchell
Its:  Treasurer                    Its:  Treasurer


KAISER BAUXITE COMPANY             KAISER EXPORT COMPANY

By: /s/Karen A. Twitchell          By: /s/Karen A. Twitchell

Name Printed:  Karen A. Twitchell  Name Printed:  Karen A.
                                        Twitchell
Its:  Treasurer                    Its:  Treasurer


KAISER MICROMILL HOLDINGS, LLC     KAISER SIERRA MICROMILLS,
                                        LLC

By: /s/Karen A. Twitchell          By: /s/Karen A. Twitchell
Name Printed:  Karen A. Twitchell  Name Printed: Karen A.
                                        Twitchell
Its:  Treasurer                    Its: Treasurer


KAISER TEXAS SIERRA MICROMILLS,    KAISER TEXAS MICROMILL
LLC                                HOLDINGS, LLC

By: /s/Karen A. Twitchell          By: /s/Karen A. Twitchell
Name Printed:  Karen A. Twitchell  Name Printed:  Karen A.
                                        Twitchell
Its:  Treasurer                    Its:  Treasurer


KAISER BELLWOOD CORPORATION        KAISER TRANSACTION CORP.

By: /s/Karen A. Twitchell          By: /s/Karen A. Twitchell
Name Printed:  Karen A. Twitchell  Name Printed:  Karen A.
                                        Twitchell
Its:  Treasurer                    Its:  Treasurer